UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021

SHINECO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37776	52-2175898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1001, Building T5, DaZu Square, Daxing District, Beijing, People’s Republic of China	100176
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (+86) 10-87227366

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TYHT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Removal of Directors

On July 14, 2021, in accordance with Sections 228 and 141(k) of the Delaware General Corporations Law (“DGCL”) and as authorized by the bylaws of Shineco, Inc., a Delaware corporation (the “Company”), stockholders representing more than 50% of the outstanding shares of the Company’s common stock entitled to vote in the election of members of the Company’s board of directors (the “Voting Stockholders”) acted by written consent and voted to remove both Ms. Mingye Wang and Mr. Lei Gao as directors of the Company’s board of directors (the “Board”), effective immediately.

At the time of his removal, Mr. Gao served as the chairperson of the Compensation Committee and a member of the Nominating Committee of the Board. At the time of her removal, Ms. Wang served as an executive director but not as a member of any committee.

Section 228(a) of the DGCL and Article II Section 10 of the Company’s bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without notice, via written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Section 141(k) of the DGCL provides that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. The Company’s Certificate of Incorporation (as amended to-date the “Certificate”) does not restrict stockholders’ rights to act without a meeting via written consent or otherwise act to remove or appoint directors.

As of July 14, 2021, the Company had 7,881,482 shares of common stock outstanding, each of which is entitled to one vote for each in the election of directors. Stockholders holding 4,352,609 shares of the Company’s common stock entitled to vote for the election of directors voted through the Written Consent of the Stockholders to remove Ms. Wang and Mr. Gao from the Board. Therefore, the shares of common stock voted through the Written Consent of the Stockholders to remove Ms. Wang and Mr. Gao exceeded the number required for such action.

Election of Directors

On July 14, 2021, in accordance with Sections 228 of the DGCL and as authorized by the Company’s bylaws, the Voting Stockholders delivered to the Company a Written Consent of the Stockholders by which such stockholders voted to elect Ms. Jennifer Zhan and Mr. Mike Zhao to serve as directors on the Board. Pursuant to that Written Consent of the Shareholders, Ms. Zhan and Mr. Zhao were elected as directors by stockholders effective July 14, 2021.

Stockholders holding 4,352,609 shares of the Company’s common stock entitled to vote for the election of directors voted through the Written Consent of the Stockholders to elect Ms. Zhan and Mr. Zhao to the Board. Therefore, the shares of common stock voted through the Written Consent of the Stockholders to elect Ms. Zhan and Mr. Zhao exceeded the number required for such action.

Election of Ms. Jennifer Zhan

Ms. Jennifer Zhan, age 33, was a founding partner of Tian ‘Ang capital Beijing Investment Management Co., Ltd., a private equity investment firm, since January 2018. Ms. Zhan was mainly responsible for the firm’ daily operation, team building, business expansion, and its private equity investment in the medical and health field. From December 2017 to December 2018, Ms. Zhan served as Vice President of CEB International, an investment company under China Everbright Bank. She was responsible for daily operation and management, established good cooperative relationships with top domestic and foreign investment banks such as Goldman Sachs, JPMorgan Chase, Guotai Junan, SDIC China Merchants, Sequoia Capital, and established venture capital funds in cooperation with Shandong Yantai and other local governments. From January 2015 to November 2017, Ms. Zhan was Deputy Director of Financial Law Division at Jingshi Law Firm, one of the top five law firms in China with 2,000 practicing lawyers. From January 2010 to December 2014, Ms. Zhan served as Chief Business Officer of Greater China at Japan Mitsubishi Japan Machinery Co., Ltd. Ms. Zhan obtained her bachelors’ degree in Business Administration from Beijing Foreign Studies University in 2010 and is studying in the executive MBA program at ESC PAU Pau Business School, France.

On July 14, 2021, the Company and Ms. Zhan entered into a Director Offer Letter (the “Zhan Offer Letter”), pursuant to which Ms. Zhan will be compensated at a rate of $10,000 per annum, payable in cash annually at the end of her term in office. The Zhan Offer Letter contains customary confidentiality, non-solicitation, and indemnification provisions. The foregoing summary of the Zhan Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Zhan Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

There are no family relationships between Ms. Zhan and any director or executive officer of the Company. To the best knowledge of the Company, there is no understanding or arrangement between Ms. Zhan and any other person pursuant to which Ms. Zhan was appointed as a director of the Company. To the best knowledge of the Company, neither Ms. Zhan nor any of her immediate family members is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Election of Mr. Mike Zhao

Mr. Zhao will serve as the Chairperson of the Compensation Committee and a member of the Nominating Committee of the Board. Mr. Zhao is independent under the NASDAQ Marketplace Rules and the Company’s criteria for determining director independence.

Mr. Mike Zhao, age 56. Since April, 2018, Mr. Zhao has served as the Director of New York Hua Yang, Inc., a leading real estate company in New York. From July 2016 to March 2018, Mr. Zhao served as the Chief Executive Officer of TD Holdings, Inc. (NASDAQ stock ticker: GLG. Formerly known as China Commercial Credit Inc.). From September 2011 to July 2016, Mr. Zhao was appointed as the Chief Operating Officer and a director of New York Hua Yang, Inc. Mr. Zhao has more the 20 years of management experience in diverse corporations and financial service institutions, with a proven record of productivity, quality and integrity. Mr. Zhao obtained Master of Business Administration degree with the highest honor from University of Bridgeport in Connecticut in May 2003. Mr. Zhao received the Bachelor of Science degree from China Eastern Normal University in Shanghai, China in July 1985.

On July 14, 2021, the Company and Mr. Zhao entered into a Director Offer Letter (the “Zhao Offer Letter”), pursuant to which Mr. Zhao will be compensated at a rate of $10,000 per annum, payable in cash annually at the end of his term in office. The Zhao Offer Letter contains customary confidentiality, non-solicitation, and indemnification provisions. The foregoing summary of the Zhao Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Zhao Offer Letter, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

There are no family relationships between Mr. Zhao and any director or executive officer of the Company. To the best knowledge of the Company, there is no understanding or arrangement between Mr. Zhao and any other person pursuant to which Mr. Zhao was appointed as a director of the Company. To the best knowledge of the Company, neither Mr. Zhao nor any of her immediate family members is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Director Offer Letter dated July 14, 2021 by and between Shineco, Inc. and Jennifer Zhan

10.2	Director Offer Letter dated July 14, 2021 by and between Shineco, Inc. and Mike Zhao

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHINECO, INC.

July 14, 2021	By:	/s/ Yuying Zhang
Yiying Zhang
Chairman